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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Robert T. Knight, hereby constitutes and appoints William H. Parsons his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign the Form 10-KSB of Data Dimensions, Inc., a Delaware corporation, for the fiscal year ended March 31, 1996, and any amendments or supplements thereto, and to file this Power of Attorney and the Form 10-KSB, with all exhibits thereto, and other documents in connection therewith the Securities and Exchange Commission and the Nasdaq National Market System, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every each and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may do or cause to be done by virtue hereof.

         Dated this 25th day of March, 1997.



Signature:



/s/  ROBERT T. KNIGHT
-----------------------
Robert T. Knight